                                                                EXHIBIT 7(a)


ACCOUNT APPLICATION AND                                         SMITH BARNEY
CLIENT AGREEMENT                                                ------------

                                               A member of TravelersGroup [LOGO]

Please complete both sides of this
document and be sure to sign on the
reverse side. If this is not an
individual or joint account, your         Account Number
Financial Consultant will advise you      Branch    Account      T C FC
of any additional documentation
requirements.  Financial Management
Account (sm) (FMA(R)) services are         | |      | | | | |   | | | | |
not available on IRA and Managed
Accounts.  IRA and Managed Accounts
automatically qualify for a daily
money market sweep.  Please return
the completed application to your
Financial Consultant.

Account Owner/                         Co-Owner
Your Name /s/ Mario S. Levis           Name(s)
------------------------------------   -----------------------------------

===================================================================================================================================
TAX INFORMATION                   Please write in your Social Security Number or Tax ID Number here.
--------------------------        MULTIPLE PARTY ACCOUNTS:  USE THE SOCIAL SECURITY NUMBER OF THE FIRST OWNER NAMED ABOVE.

                                  -----------------
             [X] Social Security                             [ ] Check here if you are subject to backup withholding due to
             or                    | | | | | | | |           notification by the IRS.  If so, you must also cross out the
             [ ] Tax ID Number                               portion of the Tax Certification and Authorization section on the reverse side as indicated.
==================================================================================================================================
PORTFOLIO CREDITLINE (SM)         If eligible, your account will have Portfolio CreditLine borrowing privileges UNLESS you decline
--------------------------        below.  See accompanying literature for an explanation of Portfolio CreditLine borrowing.
                                  [ ] I/We do NOT want Portfolio CreditLine borrowing privileges in my/our account.  Please note that you may not obtain an FMA Money Card (below) if you check this box.
==================================================================================================================================
NAME DISCLOSURE                   The issuers of securities that are held for you in street name at Smith Barney may request the
--------------------------        release of your name, address and securities position.  If you do not wish this information to be released, check the box below.
                                  [ ] DO NOT release my name, address and securities position to issuers.
==================================================================================================================================
FMA CHECKING                      Checkwriting privileges provide you with convenient access to your money without any per-check
--------------------------        processing charges.  All check information is reported on your monthly statement, including payee name and date written.  Expense codes give you the option to categorize payments for tracking on your monthly and year-end statements.
                                  Please select your printing preference:       Please select your check style:
                                  [ ] Name and address                          [X] Wallet size
                                  [X] Name only; no address                     [ ] Executive (additional charge)
                                                                                [ ] Corporate (additional charge)
        Multiple owner accounts:  -----------------------------------------------------------------------------------------------
        Please tell us if one or  [X] One signature is required   [ ] Two signatures are always required
        two signatures are
        required to authorize
        checks.
=================================================================================================================================
FMA MONEY MARKET SWEEP            In an FMA account, your idle cash will sweep daily into the money market fund of your choice.
--------------------------
                                  [X] YES I want cash balances swept daily into my money market fund selection.
=================================================================================================================================
FMA MONEY CARD                    The FMA Money Card is a Gold MasterCard (R).  This debit card gives you easy access to cash at
--------------------------        over 240,000 ATM machines and purchasing power at over 13 million locations.
                                  ---------------------------------------   -------------------  --------------------------------
[X] YES, send me an FMA Money     How would you like your name to appear?   Home Phone Number    Mother's Maiden Name
    Card.
    (Primary Cardmember)          Mario S. Levis                                                 Marquez
                                  ---------------------------------------   -------------------  --------------------------------
                                  ---------------------------------------
[ ] YES, send an FMA Money        How should the co-owner's name appear?
    Card to the Account
    Co-Owner.
    (Additional Cardmember)       ---------------------------------------

Cash withdrawal fees may apply.  See the FMA Agreement for additional information.
=================================================================================================================================
FMA ONLINE SERVICES               Please enroll my FMA in (choose one or both)      I use the following software (choose one)
-------------------------         [ ]  Online Account Access                        [ ] Quicken
With your personal computer and   [ ]  Online Bill Payment                          [ ] Quicken 6.0 for Macintosh
Quicken(R) or Microsoft (R)            (not available through Smith Barney for      [ ] Microsoft Money for Windows(R)95
Money software, you will have           Macintosh users)
the ability to download cash and
money fund balances, checks paid,
cash withdrawals and Money Card
charges directly into your        ----------------------------------------------------------------------------------------------
personal finance software.             For security purposes, please complete this box:         Mother's Maiden Name
                                       (not required if provided in Money Card section above |
                                  ----------------------------------------------------------------------------------------------

Bill payment fees apply. Online Account Access fees may apply. See the Online Services Agreement for details.
                                                     FOR 3026 (1/97)/Page 1 of 4

                                           Account
                                           Number
                                           Branch   Account        T  C  FC
================================================================================
FMA AUTOMATIC FUNDS     Transfer money by phone between your FMA and bank
TRANSFERS               account.  Send money where you need it, when you need
                        it there.

Attach a voided check or letter from your bank confirming the account number, title, account type (checking or savings) and the bank routing number. Your bank account must have the name of at least one FMA account owner in the title. Speak to your Financial Consultant for trust and estate ownership requirements.


        Bank                                                                   Bank Account
        Name                                                                   Number
        -----------------------------------------------------------            ----------------------------------------------------
        Staple a                  Select your Telephone |  |  |  |  | (numbers only)   [ ]  Check if this is a Credit Union
        voided   [Check Graphic]  Authorization Code:                                  Type of Account: [ ] Checking [ ] Savings
        check here
        ---------------------------------------------------------------------------------------------------------------------------
        OPTIONAL-   [ ] Check here for recurring transfers INTO your   ------------------                 -------
        Complete    FMA account FROM your bank or credit union.        Amount of Transfer  Monthly, on the        day of each month
        only if     ------------------------------------------------                       OR             ------- (specify the 1st
        you wish to [ ] Check here for recurring transfers FROM your   ------------------  Biweekly on             through 28th)
        establish   FMA account INTO your bank or credit union                                [] Mon [] Tue [] Wed [] Thu [] Fri
        monthly or
        biweekly
        recurring transfers
        ---------------------------------------------------------------------------------------------------------------------------
        Complete this section only if your    Account Title                  Signature of non-FMA owner          Date
        bank account title includes someone
        who is not a co-owner of your FMA.    ----------------------------   ---------------------------------   ------------------
        I authorize Smith Barney, Inc. ("SB") to initiate transfers and any adjustments for entries made in error to or from my account indicated above, in accordance with the terms stipulated in the FMA Agreement, which I have read and agree to.
        This authorization is to remain in full force and effect until SB has received notification from me of its termination.
        ---------------------------------------------------------------------------------------------------------------------------

================================================================================

ADDITIONAL FMA PRIVILEGES               The following services are also
                                        available when you establish your FMA
                                        account.  Speak with your Financial
                                        Consultant for more details.

         [ ] DIVIDEND REINVESTMENT.  Build wealth over the long term by         [ ] DIRECT DEPOSIT.  Your employer, pension plan
             reinvesting stock dividends into additional shares without             administrator or Social Security can send
             transaction fees.  Speak with your Financial Consultant to             income payments directly to your FMA.  You
             select which stock dividends you should reinvest.                      should contact the payer and prepare a voided
                                                                                    check to enroll.

================================================================================
FMA PLUS (SM)

[ ] YES, I WANT MY ACCOUNT TO BE ESTABLISHED AS AN FMA PLUS. As an FMA PLUS account, I benefit from: fee waivers on up to 100 free ATM withdrawals per year with my FMA Money Card, free Online Account Access services, a complimentary IRA linked to my account, and premier statement reporting service options. Speak with your Financial Consultant for details on establishing your statement reporting and IRA services and for other conditions and additional fees that may apply.
================================================================================
TAX CERTIFICATION:  UNDER PENALTIES OF PERJURY, BY SIGNING BELOW I CERTIFY THAT
(A) THE NUMBER I HAVE ENTERED ON THE FRONT OF THIS FORM IS MY CORRECT TAX IDENTIFICATION NUMBER AND (B) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST AND DIVIDENDS, OR THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING. I UNDERSTAND I MUST CROSS OUT ITEM (B) ABOVE IF I AM CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING OF INTEREST OR DIVIDENDS ON MY TAX RETURN.
--------------------------------------------------------------------------------
ACCEPTANCE OF TERMS AND CONDITIONS OF AGREEMENTS:
In consideration of Smith Barney Inc. (Smith Barney) accepting an account for me/us, I/we ("I") acknowledge that I have read, understand and agree to the terms of the attached Client Agreement in sections 1 through 11. If this is a multiple party account, I/we further acknowledge that I/we have read, understand and agree to the terms of the attached Client Agreement contained in sections
12 through 14. If I have requested any of the services referenced in the FMA sections above, I agree to the terms of the FMA Agreement that has been provided to me. I authorize Smith Barney to establish checking privileges, Online Services and the Automatic Funds Transfer service, and to have the FMA Money Card(s) issued as instructed on this Account Application, and I affirm that I have the authority to open this account. I authorize Smith Barney and the FMA Money Card Issuer to have FMA Money Card(s) issued as indicated. I understand that this account is governed by the FMA Agreement, the Client Agreement, the Online Services Agreement, my agreement with the FMA Money Card issuer, and/or other agreements I may have with Smith Barney or other providers of services related to the FMA account. I have read all those documents and agree to their terms.

IF I/WE HAVE SELECTED ANY OF THE FMA SERVICES, I/WE UNDERSTAND THAT BOTH AN ACCOUNT MINIMUM BALANCE AND ANNUAL FEE APPLY. IF I CHOOSE TO USE ONLINE SERVICES, BY SIGNING THIS APPLICATION I AGREE THAT MY ONLINE SERVICES AGREEMENT WILL CONTAIN CERTAIN PROVISIONS LIMITING MY RIGHTS AND REMEDIES, INCLUDING, WHERE PERMITTED BY LAW, A LIMITATION ON CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES AND ON LOSSES ARISING FROM THE NEGLIGENCE OF SMITH BARNEY AND/OR ITS AGENTS.
IF THIS ACCOUNT IS ESTABLISHED WITH PORTFOLIO CREDITLINE PRIVILEGES, I FURTHER ACKNOWLEDGE THAT I HAVE READ, UNDERSTAND AND AGREE TO THE TERMS OF THE ATTACHED CLIENT AGREEMENT CONTAINED IN SECTIONS 15 THROUGH 17 AND THAT MY/OUR SECURITIES MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS.
SMITH BARNEY INC. REQUIRES YOUR CONSENT TO THE APPLICABLE PROVISIONS OF THIS AGREEMENT IN ORDER TO OPEN AND MAINTAIN YOUR ACCOUNT.

                               I acknowledge that I have received the Client         The Internal Revenue Services does not
                               Agreement which contains a pre-dispute                require your consent to any provision of this
                               arbitration clause in section 6.                      document other than the certifications
                                                                                     required to avoid backup withholding.

ALL ACCOUNT OWNERS
MUST SIGN.               Account                     Date
IF FMA CHECKING          Owner's     /s/                  8/29/97
IS REQUESTED, PLEASE     Signature
SIGN AS YOU WILL
NORMALLY SIGN
YOUR CHECKS.             Co-Owner's                  Date
                         Signature


For Office Use Only:
FMA Checking                                         FOR 3026 (1/97)/Page 2 of 4

In consideration of your opening one or more accounts for me ("we", "us", and "our" are each substituted for "I", "me" and "my", respectively, in the case of multiple account holders, corporations and other entities), and your agreeing to act as broker/dealer for me for the extension of credit and in the purchase or sale of securities, commodities, options and other property, it is agreed in respect to any and all accounts, whether upon margin or otherwise, which I now have or may at any future time have with Smith Barney Inc. or its direct or indirect subsidiaries and affiliates of their successors or assigns
(hereinafter referred to as "you" or "your" or "SB"), that:

1. All transactions entered into under this Agreement shall be subject to any applicable constitution, rules, regulations, customs and usages of the exchange or market and its clearinghouse, if any, where such transactions are executed by SB or its agents and to all applicable laws, rules and regulations of governmental authorities and self-regulatory agencies. Such reference to the "constitution, rules, regulations, customs and usages of the exchange shall in no way be construed to create a cause of action arising from any violation of such constitution, rules, regulations, customs and usages. If any provision is enacted that would be inconsistent with any of the provisions of this Agreement, the provision so affected shall be deemed modified or superseded by the enactment, but the remaining provisions of this Agreement shall remain in effect. Except as herein provided, no provision of this Agreement may be waived, altered, modified or amended unless the same is in writing and signed by an authorized official of SB.

2. I agree that all property which I own or in which I have an ownership interest, whether owned individually, jointly or in the name of another person or entity, which at any time may be in your possession or control for any purpose, including safekeeping, shall be subject to a continuing security interest, lien and right of set-off for the discharge and satisfaction of any debts or obligations however arising that I may owe to SB at any time and for any reason. SB may at its discretion hold such property until my debts or obligations to SB are fully satisfied or SB may apply such property and the proceeds of the liquidation of such property toward the satisfaction of my debts and obligations and I will remain liable to SB for any deficiency. In enforcing your security interest, you shall have the discretion to determine which property is to be sold and the order in which it is to be sold and shall have all the rights and remedies available to a secured party under the New York Uniform Commercial Code. Without your prior written consent, I will not cause or allow any of the collateral held in my account(s), whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than your security interest.

Without limiting the generality of the foregoing, I hereby authorize SB to automatically liquidate any money market funds available in my account(s) from time to time to cover any of my indebtedness or obligations to SB including non-trade related debts. You are further authorized to liquidate any other property help in my account(s) to satisfy any such indebtedness or obligations whenever in your discretion you consider it necessary for your protection.

You are authorized without further direction from me to invest any eligible free credit balances in any of my accounts in the money market fund that I have chosen. If I fail to choose a money market fund, you are authorized to make this choice on my behalf. All such investments commonly called "sweeps" shall be governed by SB's prevailing terms and conditions as they may exist from time to time.

"Property" as used anywhere in this Agreement shall include, but not be limited to, securities of all kinds, money, certificates of deposit, bankers' acceptances, commercial paper, options, commodities, and contracts for the future delivery of commodities or relating to commodities or securities, and the distributions, proceeds, products and accessions of any of the above.

3. In case of the sale of any security, commodity, or other property at my direction and the inability of SB to deliver the same to the purchaser by reason of my failure to supply them to SB, I authorize SB to borrow any security, commodity, or other property necessary to make delivery thereof, and I hereby agree to be responsible for any loss which SB may sustain thereby and any premiums, interest or other costs which SB may be required to pay as a result of such borrowing, and for any loss or cost which SB may sustain by reason of its inability to borrow the security, commodity, or other property sold.

You may charge my account(s) with such usual and customary charges as you may determine to cover your services and facilities, including, but not limited to, custody and transaction fees. I will promptly pay SB any deficiency that might arise in my account(s). I understand and agree that a finance charge may be charged on any debit balance in any cash account I have with SB in accordance with the terms described in the SB literature previously provided to me and any subsequent modifications thereto which will be provided to me. You may transfer excess funds between any of my accounts (including commodity accounts) for any reason not in conflict with the Commodity Exchange Act or any other applicable law. If any transactions are effected on an exchange in which a foreign currency is used, any profit or loss as a result of a fluctuation in the exchange rate will be charged or credited to my account(s).

4. Communications may be sent to the mailing address on the file with you, or at such other address as I may hereafter give in writing, and all communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to me personally, whether actually received or not. I acknowledge that the rules of the Securities and Exchange Commission require that certain communications be sent to me rather than an agent acting on my behalf. I warrant that the address currently on file with you is an address where I personally receive communications unless it is the address of a qualified custodian as defined by the Securities and Exchange Commission. Transactions entered into for my account(s) shall be confirmed in writing to me where required by applicable law or regulation. In addition, SB shall provide me with periodic statements reflecting activity in such account(s). I agree that transactions reflected on such confirmations and statements shall be conclusively deemed accurate as stated unless I notify SB in writing within three (3) days and ten (10) days of receipt, respectively, that the information contained in such confirmation or statement is inaccurate. Such notice must be sent by me to SB by telegram or letter directly to the attention of the Branch Office Manager or the office servicing the account. Failure to so notify SB shall also preclude me from asserting at any later date that such transaction was unauthorized.

I authorize you at your discretion to obtain reports and to provide information to others concerning my credit standing and my business conduct. You may ask credit reporting agencies for consumer reports of my credit history. Upon my request you will inform me whether you have obtained any such consumer reports and if you have, you will inform me of the name and address of the consumer reporting agency that furnished the reports to you.

5. I hereby represent that I am of the age of majority. Unless I advise you to the contrary in writing, and provide you with a letter of approval from my employer, where required I represent that I am not an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange, or of a member firm or member corporation registered on any exchange, or of any corporation firm or individual engaged in the business of dealing, either as a broker or as principal in securities, bills of exchange, acceptances or other forms of commercial paper. I further represent that no one except those signing this agreement has no interest in my account.

If my account has been introduced to you and is carried by you only as a clearing broker, I agree that you are not responsible for the conduct of the introducing broker and your only responsibilities to me relate to the execution, clearing and bookkeeping of transactions in my accounts.

6.  ARBITRATION

-  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

- THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

- PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

- THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING, AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED.

- THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

I AGREE THAT ALL CLAIMS OR CONTROVERSIES, WHETHER SUCH CLAIMS OR CONTROVERSIES AROSE PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, BETWEEN ME AND SB AND/OR ANY OF ITS PRESENT OR FORMER OFFICERS, DIRECTORS, OR EMPLOYEES CONCERNING OR ARISING FROM (I) ANY ACCOUNT MAINTAINED BY ME WITH SB INDIVIDUALLY OR JOINTLY WITH OTHERS IN ANY CAPACITY; (II) ANY TRANSACTION INVOLVING SB OR ANY PREDECESSOR FIRMS BY MERGER, ACQUISITION OR OTHER BUSINESS COMBINATION AND ME, WHETHER OR NOT SUCH TRANSACTION OCCURRED IN SUCH ACCOUNT OR ACCOUNTS; OR (III) THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US, ANY DUTY ARISING FROM THE BUSINESS OF SB OR OTHERWISE, SHALL BE DETERMINED BY ARBITRATION BEFORE, AND ONLY BEFORE, ANY SELF-REGULATORY ORGANIZATION OR EXCHANGE OF WHICH SB IS A MEMBER. I MAY ELECT WHICH OF THESE ARBITRATION FORUMS SHALL HEAR THE MATTER BY SENDING A REGISTERED LETTER OR TELEGRAM ADDRESSED TO SMITH BARNEY INC. AT 388 GREENWICH STREET, NEW YORK, N.Y. 10013-2396, ATTN: LAW DEPARTMENT. IF I FAIL TO MAKE SUCH ELECTION BEFORE THE EXPIRATION OF FIVE

(5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM SB TO MAKE SUCH ELECTION, SB SHALL HAVE THE RIGHT TO CHOOSE THE FORUM.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

7. The provisions of this Agreement shall be continuous, shall cover individually and collectively all accounts which I may open or reopen with SB, and shall inure to the benefit of SB's present organization, and any successor organization or assigns. Should any term or provision of this agreement be deemed or held to be invalid or unenforceable, the remaining terms and provisions shall continue in full force and effect. Except for statutes of limitation applicable to claims, this Agreement and all the terms herein shall be governed and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws. The statute of limitations applicable to any claim shall be that which would be applied by the courts of the state in which I reside.

8. I understand that you may in your sole discretion prohibit or restrict trading of securities or substitution of securities in any of my accounts. You have the right to terminate any of my accounts (including multiple owner accounts) at any time by notice to me. The provisions of this agreement shall survive the termination of any account.

9. Your failure to insist at any time upon strict compliance with any term of this Agreement, or any delay or failure on your part to exercise any power or right given to you in this Agreement, or a continued course of such conduct on your part shall at no time operate as a waiver of such power or right, nor shall any single or partial exercise preclude any other further exercise. All rights and remedies given to you in this Agreement are cumulative and not exclusive of any other rights or remedies which you otherwise have.

10. I understand that SB shall not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions, commonly known as "acts of God," beyond SB's control.

11. From time to time you may at you discretion, make loans to me for a purpose other than purchasing, carrying or trading in securities ("Express Credit Loans"). Express Credit Loans will be made in a nonsecurities credit account ("Express Credit Account"). The minimum and maximum amount of any particular loan may be established by you in your discretion regardless of the amount of collateral delivered to you and you may change such minimum and maximum amounts from time to time.

I agree not to use the proceeds of any Express Credit Loan to purchase, carry or trade in securities. I also agree not to use Express Credit Loan proceeds directly or indirectly to repay other debt that I incur for the purpose of purchasing, carrying or trading in securities.

ADDITIONAL TERMS FOR MULTIPLE PARTY ACCOUNTS
PARAGRAPHS 12 THROUGH 14 APPLY ONLY TO MULTIPLE PARTY ACCOUNTS.

12. If this is a multiple party account, in consideration of you and your successors carrying a multiple party account on margin or otherwise for the undersigned, each of us agrees to be jointly and severally liable for said account and pay on demand any debit balance or losses at any time due in this account. Any of us has full power and authority to make purchases and sales, including short sales, to withdraw monies and securities from, or to do anything else with reference to our account, either individually or in our joint names, and you and your successors are authorized and directed to act upon instructions received from any of us and to accept payment and securities from any of us for the credit of this account. Any and all notices, communications, or any demands for margin sent to any of us shall be binding upon all, and may be given by mail or other means of communication.

13. Each of us agrees to hold SB harmless from and indemnify SB against any losses, causes of action, damages and expenses arising from or as the result of SB following the instructions of either or any of us. SB, in its sole discretion, may at any time suspend all activity in the multiple party account pending instructions from a court of competent jurisdiction or require that instructions pertaining to the multiple party account or the property therein be in writing signed by both or all of us. SB shall be entitled to recover from the account or from any of us prior to distribution of the funds or property therein such costs as it may incur, including reasonable attorney's fees, as the result of any dispute between or among us relating to or arising from the account.

14. Each of us agrees that, in the event of the death of either or any of us, the survivor or survivors shall immediately give you written notice thereof, and you may, before or after receiving such notice, take such actions, require such papers, inheritance or estate tax waivers, retain such portion of the account and restrict transactions in the account as you may deem advisable to protect you against any tax, liability, penalty or loss under any present or future laws or otherwise. The estate of either or any of us who shall have died shall be liable and each survivor shall continue liable, jointly and severally, to you for any net debit balance or loss in said account in any way resulting from the completion of transactions initiated prior to the receipt by you of the written notice of the death of the decedent, or incurred in the liquidation of the account or the adjustment of the interests of the respective parties.

If this account contains rights of survivorship, in the event of the death of either or any of us, all assets in the account shall pass to and be vested in the survivor or survivors on the same terms and conditions as previously held, without in any manner releasing the decedent's estate from the liabilities provided from herein. The estate of the decedent(s) and the survivors hereby jointly and severally agree to fully indemnify and hold harmless SB from all liability for any taxes which may be owned in connection therewith or any claims by third parties.

MARGIN AGREEMENT
PARAGRAPHS 15 THROUGH 17 APPLY ONLY TO MARGIN ACCOUNTS

15. You are hereby authorized, without notice to me, and without regard as to whether or not you have in your possession or under your control at the time thereof other property of the same kind and amount, to pledge, repledge, hypothecate or rehypothecate my property or any part thereof, either separately or together with other property of other clients, either for the amount due you from me or for a greater sum.

16. I agree to pay ON DEMAND any balance owing with respect to any of my accounts, including interest and commissions and any costs of collection (including attorneys' fees, if incurred by you). I understand that you may demand full payment of the balance due in my account plus any interest charges accrued thereon, at your sole option, at any time without cause and whether or not such demand is made for your protection. I understand that all loans made are not for any specific term or duration but are due and payable at your discretion upon demand for payment made to me. I agree that all payments received for my account(s) including interest, dividends, premiums, principal or other payments may be applied by you to any balances due in my account(s). If I maintain both a cash and a margin account with you, you are authorized in your discretion to utilize the equity in either type of account in satisfaction of any maintenance margin requirement without the actual transference of funds or securities between such accounts.

Whenever you deem it necessary or appropriate for your protection, you are authorized, in your sole discretion, to sell, assign, transfer and deliver all or any part of my property which may be in your possession or control in any manner you deem appropriate, make any necessary purchases to cover short sales and/or any open commodity contract positions and/or to cancel any outstanding orders in order to close out the account. Without limiting the generality of the foregoing, such sale, purchase or cancellation may be made, in your sole discretion, on the exchange or other market where such business is then usually transacted, at public auction or at private sale without advertising the same. All of the above may be done without demand for margin or notice of purchase, sale or cancellation to me. No demand for margin, or notice given to me of the intent to purchase or sell property or to cancel orders in my account, shall impose on you any obligation to make such demand or provide such notice to me. Any such notice or demand is hereby expressly waived, and no specific demand or notice shall invalidate this waiver. After deducting all costs and expenses of the purchase and/or sale and deliveries, including, but not limited to, commissions and transfer and stamp taxes, you shall apply the residue of the proceeds to the payment of any and all of my liabilities to you, and I shall remain liable for any deficiency. Upon any such sale, you may purchase the whole or any part thereof free from any right of redemption. In the event of my death or incompetency, the authority given by this Paragraph shall continue effective and shall be binding upon my personal representatives and heirs.

17. I will at all times maintain such margin for my account maintained by SB, as SB may require from time to time, and any debit balances arising in such account shall be charged interest in accordance with the terms described in the SB literature previously provided to me and any subsequent modifications thereto which will be provided to me. I am aware that interest charges, if not paid, will be added to the debit balance in my account for the next interest period. I am aware and agree that you may impose, for my account(s), margin requirements more stringent than those required by law or exchange regulations. I further understand and agree that such margin requirements may be changed and modified by you from time to time without prior notice to me. I further agree that any waiver by you or failure to promptly enforce, as to my account or that of others, such margin requirements shall not in any way prevent you from subsequently enforcing said margin requirements with regard to my account.